Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

JH Designs, Inc.

(A development stage company):

We hereby consent to the use in the Amendment No. 2 to the Registration Statement on Form S-1 (the “Registration Statement”) of our report dated May 13, 2011, relating to the consolidated balance sheets of JH Designs, Inc., a development stage company (the “Company”) as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2010, for the period from February 19, 2009 (Inception) through December 31, 2009 and for the period from February 19, 2009 (Inception) through December 31, 2010, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern, appearing in such Registration Statement.  We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

August 23, 2011